EXHIBIT 24
LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS
I, GARY S. MATTHEWS, the undersigned, do hereby make, constitute and appoint SAMUEL D. WALKER, DOUGLAS N. BECK and LAURA L. MCGEE, each acting individually, as my true and lawful attorney-in-fact, with full power and authority as described herein, on behalf of and in my name, place and stead to:
(1)        prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5
(including any amendments thereto) with respect to the securities of Molson Coors
Brewing Company, a Delaware corporation (the "Company"), or as such company may be domesticated hereafter, with the United States Securities and Exchange Commission, any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");
(2)        seek or obtain, as my representative and on my behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and I hereby authorize any such person to release any such information to the attorney-in-fact and approve and ratify any such release of information; and
(3)        perform any and all other acts which in the discretion of such attorney-in-
fact are necessary or desirable for me and on my behalf in connection with the foregoing.
I further acknowledge that:
(1)        this Power of Attorney authorizes, but does not require, the attorney-in-
fact to act in his/her discretion on information provided to such attorney-in-fact without independent verification of such information;
(2)        Any documents prepared and/or executed by the attorney-in-fact on my behalf pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his/her discretion, deems necessary or desirable to comply with applicable laws and regulations;
(3)        neither the Company nor the attorney-in-fact assumes any obligation or liability of mine for profit disgorgement under Section 16(b) of the Exchange Act; and
(4)        this Power of Attorney does not relieve me from responsibility for compliance with my obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

I, the undersigned, do hereby give and grant the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that the attorney-in-fact of, for me and on my behalf, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.
This Power of Attorney shall remain in full force and effect until revoked by me in a signed writing delivered to the attorney-in-fact.
IN WITNESS WHEREOF, I have caused this Power of Attorney to be executed as of this 11th day of November, 2005.
                                        /s/ Gary S. Matthews
                                        Signature
                                        GARY S. MATTHEWS
                                        Print Name

STATE OF                                 )
                                        )
COUNTY OF                                 )
On this 11th day of November, 2005, Gary S. Matthews personally appeared before me, and acknowledged that he executed the foregoing instrument for the purposes therein contained.
IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

        /s/ Valerie J. Hupchick
Notary Public
My Commission Expires:  09/23/2009